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                                                                    EXHIBIT 10.1





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                   INITIAL MORTGAGE LOAN CONVEYANCE AGREEMENT

                                     BETWEEN

                            AAMES CAPITAL CORPORATION
                                    AS SELLER

                                       AND

                         AAMES CAPITAL ACCEPTANCE CORP.
                                  AS PURCHASER



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                            Dated as of March 1, 1997








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                   Initial Mortgage Loan Conveyance Agreement

         This Initial Mortgage Loan Conveyance Agreement (this "Agreement"), dated as of March 1, 1997, is between Aames Capital Corporation (the "Seller") and Aames Capital Acceptance Corp. (the "Purchaser").

         The Seller intends to convey and the Purchaser intends to acquire certain adjustable rate home equity mortgage loans (the "Mortgage Loans") as provided in this Agreement. The Purchaser intends to convey the Mortgage Loans to Aames Capital Owner Trust 1997-1 (the "Issuer"). The Issuer will in turn pledge the Mortgage Loans to Bankers Trust Company of California, N.A., as trustee (the "Indenture Trustee"), under an indenture, to be dated as of March 1, 1997 (the "Indenture"), by and between the Issuer and the Indenture Trustee, pursuant to which the Issuer's Adjustable Rate Asset-Backed Bonds, Series 1997-1 (the "Bonds") will be issued.

         Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

         SECTION 1. Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Section.

         Adjustment Date: With respect to any Mortgage Loan, the date on which a change to the Mortgage Loan Rate becomes effective.

         Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings corresponding to the foregoing.

         Agreement: This Initial Mortgage Loan Conveyance Agreement and all amendments hereof and supplements hereto.

         Appraised Value: The appraised value of any Mortgaged Property based upon the lesser of (i) the appraisal or valuation made either at the time of the origination of the related Mortgage Loan or, in certain cases with respect to Mortgage Loans acquired directly or indirectly by the Seller from an originator not affiliated with the Seller, at or immediately prior to the date of acquisition of the related Mortgage Loan, and (ii) in the case of a Mortgage Loan that is a purchase money mortgage loan, the sales price of the related Mortgage Property at the time of the origination of the related Mortgage Loan.

         Bond Account:  As defined in Article I of the Servicing Agreement.



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         Bond Insurer: Financial Security Assurance Inc., a stock insurance company organized and created under the laws of the State of New York, and any successors thereto, as issuer of a financial guaranty insurance policy for the benefit of the Bondholders.

         Bondholders:  The beneficial owners of the Bonds.

         Bonds:  The Issuer's Adjustable Rate Asset-Backed Bonds, Series 1997-1.

         Bulk Purchase Mortgage Loans: Each Mortgage Loan that has a Cut-off Date other than March 1, 1997.

         Certificateholders: The holders of beneficial interests in the Issuer, which beneficial interests are issued pursuant to the Trust Agreement.

         Closing: The closing of the conveyance of the Mortgage Loans pursuant to this Agreement.

         Closing Date: March 26, 1997 or such other date as shall be mutually acceptable to the parties hereto.

         Closing Documents: All documents specified in Section 6 of this Agreement.

         Cut-off Date: As to each Mortgage Loan, the date specified as the "Cut-off Date" in the Mortgage Loan Schedule.

         Defective Mortgage Loan: Any Mortgage Loan that is required to be repurchased or substituted by the Seller pursuant to Section 3(g) or Section 5.

         Deleted Mortgage Loan: Any Mortgage Loan replaced or to be replaced by a Qualified Replacement Mortgage Loan.

         FEMA: The Federal Emergency Management Agency and its successors in interest.

         Gross Margin: With respect to a Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note, which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine the Mortgage Loan Rate.

         Indenture: That certain Indenture, to be dated as of March 1, 1997, by and between the Issuer and the Indenture Trustee, pursuant to which the Bonds will be issued, and all amendments thereof and supplements thereto.



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         Indenture Trustee: Bankers Trust Company of California, N.A., a
national banking association, and its successors in interest or any successor trustee appointed as provided pursuant to the Indenture.

         Index: With respect to any Mortgage Loan, the applicable index for computing the Mortgage Loan Rate as specified in the Mortgage Note.

         Initial Pool Balance: $335,635,754.48, which is the aggregate of the principal balances of the Mortgage Loans pursuant to this Agreement as of the close of business on the applicable Cut-off Dates, after application of all payments of principal received in respect of such Mortgage Loans before the applicable Cut-off Dates.

         Issuer: Aames Capital Owner Trust 1997-1, a Delaware business trust, as Issuer of the Bonds pursuant to the Indenture.

         Lien: As applied to the property or assets (or the income or profits therefrom) of any Person, in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise: (a) any mortgage, lien, pledge, attachment, charge, lease, conditional sale or other title retention agreement, or other security interest or encumbrance of any kind or (b) any arrangement, express or implied, under which such property or assets are transferred, sequestered or otherwise identified for the purpose of subjecting or making available the same for the payment of debt or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person.

         Loan-to-Value Ratio: The original principal amount of a Mortgage Loan as a percentage of the Appraised Value of the related Mortgaged Property determined by the Seller at the time of origination or acquisition of such Mortgage Loan.

         Maximum Rate: With respect to any Mortgage Loan, any absolute maximum Mortgage Loan Rate, set by provisions in the related Mortgage Note.

         Minimum Rate: With respect to any Mortgage Loan, any absolute minimum Mortgage Loan Rate, set by provisions in the related Mortgage Note, subject to the initial Mortgage Loan Rate first adjusting to a level in excess of such minimum Mortgage Loan Rate in accordance with the terms of the Mortgage Note.

         Monthly Payment: With respect to any Mortgage Note, the amount of each monthly payment payable under such Mortgage Note in accordance with its terms, including one month's accrued interest on the related principal balance at the then applicable Mortgage Loan Rate, but net of any portion of such monthly payment that represents late payment charges, prepayment or extension fees or collection allocable to payments made by mortgagors for payment of insurance premiums or similar items.



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         Mortgage: The mortgage, deed of trust or other instrument creating a first lien on an estate in fee simple in real property securing a Mortgage Loan.

         Mortgage File: The file for each Mortgage Loan containing the items specified on Exhibit C annexed hereto.

         Mortgage Loan: Each of the adjustable rate home equity mortgage loans listed on the Mortgage Loan Schedule that are the subject of this Agreement.

         Mortgage Loan Contribution Agreement: That certain agreement, to be dated as of March 1, 1997, between the Purchaser and the Issuer pursuant to which the Purchaser will convey the Mortgage Loans and assign its rights under this Agreement to the Issuer.

         Mortgage Loan Rate: With respect to any Mortgage Loan, the per annum rate of interest computed in accordance with the provisions of the related Mortgage Note as the sum of the Index and the Gross Margin, subject to any Minimum Rate, the Maximum Rate or periodic limitation on adjustments to such rate applicable from time to time to the calculation of interest thereon.

         Mortgage Loan Schedule: The schedule of Mortgage Loans annexed hereto as Exhibit A setting forth as to each such Mortgage Loan, among other things,
(a) its identifying number and the name of the related Mortgagor; (b) the street address of the related Mortgaged Property including the state, county and zip code; (c) its date of origination; (d) the original number of months to stated maturity; (e) its original stated maturity; (f) its original principal balance;
(g) its principal balance as of the applicable Cut-off Date; (h) the related Mortgage Loan Rate as of the applicable Cut-off Date and the related Index, Gross Margin, Minimum Rate, Maximum Rate and any periodic limitations on adjustment; (i) the scheduled monthly payment of principal and interest; (j) the date in each month on which the related Monthly Payments are due; (k) its Loan-to-Value Ratio or the ratio, expressed as a percentage, of the original principal balance of such Mortgage Loan to the Appraised Value of the related Mortgaged Property; (l) the lien status of the related Mortgage; (m) whether the related Mortgaged Property is owner-occupied or non-owner-occupied; (n) whether the related Mortgaged Property is a single-family residence, a two-to four-family residence, a manufactured home or a unit in a condominium or planned unit development; (o) whether the Mortgage Loan has been originated by an Affiliate of the Seller; and (p) whether the Mortgage Loan is being serviced by a sub-servicer and, if so, the identity of such sub-servicer. The Mortgage Loan Schedule shall be amended from time to time to reflect the repurchase or substitution of Mortgage Loans pursuant to this Agreement.

         Mortgage Note: The note or other instrument evidencing the indebtedness of a Mortgagor under the related Mortgage Loan.

         Mortgaged Property:  The underlying property securing a Mortgage Loan.

         Mortgager:  The obligor under a Mortgage Note.


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         Owner Trustee: Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, or any successor Owner Trustee under the Trust Agreement.

         Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         Purchaser:  Aames Capital Acceptance Corp., a Delaware corporation.

         Qualified Replacement Mortgage Loan: Any Mortgage Loan that is substituted for a Deleted Mortgage Loan pursuant to Section 3(g) or Section 5 that must, at the end of the calendar month preceding the date of such substitution, (i) have an outstanding principal balance (when taken together with any other Qualified Replacement Mortgage Loan being substituted for such Deleted Mortgage Loan), not in excess of and not substantially less than the unpaid principal balance of the Deleted Mortgage Loan at the end of the calendar month preceding the date of substitution, (ii) have the Mortgage Loan Rate computed on substantially the same basis as the Mortgage Loan Rate on the related Mortgage Loan, utilizing the same Index and having a Gross Margin or Minimum Rate not less than (and not more than one percentage point in excess of) the Gross Margin and Minimum Rate applicable to the Deleted Mortgage Loan, (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (iv) have a Loan-to-Value Ratio equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan, (v) have the same lien priority as the Deleted Mortgage Loan, (vi) comply as of the date of substitution with each representation and warranty set forth in Section 4, (vii) have the same or better property type as the Deleted Mortgage Loan and
(viii) have the same or better occupancy status. In the event that one or more mortgage loans are proposed to be substituted for one or more Deleted Mortgage Loans, the foregoing tests may be met on a weighted average basis or other aggregate basis acceptable to the Bond Insurer, except that the requirements of clauses (v), (vi), (vii) and (viii) hereof must be satisfied as to each Qualified Replacement Mortgage Loan.

         Release Price: With respect to any Defective Mortgage Loan, an amount equal to (i) the sum of (A) the principal balance of such Defective Mortgage Loan as of the beginning of the calendar month next preceding the Remittance Date on which such repurchase is required to occur, (B) interest computed at the applicable Mortgage Loan Rate on such principal balance from the date to which interest was last paid by the Mortgagor to the last day of the calendar month immediately preceding the Remittance Date on which such repurchase occurs and
(C) any previously unreimbursed Servicing Advances made on or in respect of such Defective Mortgage Loan, less (ii) any payments of principal and interest in respect of such Defective Mortgage Loan made by or on behalf of the related Mortgagor during such calendar month.

         Remittance Date:  As defined in Article I of the Servicing Agreement.



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         Seller:  Aames Capital Corporation, a California corporation.

         Servicer: Aames Capital Corporation or any successor servicer appointed as provided pursuant to the Servicing Agreement.

         Servicing Advances: As defined in Article I of the Servicing Agreement.

         Servicing Agreement: That certain Servicing Agreement, to be dated as of March 1, 1997, by and among the Issuer, the Servicer and the Indenture Trustee relating to the servicing of mortgage loans, including the Mortgage Loans, owned by the Issuer from time to time.

         Trust Agreement: That certain Trust Agreement, dated as of March 1, 1997, by and between the Owner Trustee and the Purchaser, in its capacity as depositor, relating to the Issuer.

         SECTION 2. Agreement to Acquire. The Seller agrees to convey, and the Purchaser agrees to acquire, the Mortgage Loans identified on Mortgage Loan Schedule, as such Mortgage Loan Schedule may be amended to reflect the actual Mortgage Loans accepted by the Purchaser pursuant to the terms hereof. The conveyance of the Mortgage Loans shall take place on the Closing Date. The consideration for the Mortgage Loans conveyed pursuant to this Agreement shall be specified on Exhibit B annexed hereto, which consideration shall be exchanged on or prior to the Closing Date.

         SECTION 3.        Conveyance of Mortgage Loans.

         (a) Effective as of the Closing Date, subject only to receipt of the consideration referred to in Section 2, the Seller does hereby transfer, assign, set over and otherwise convey to the Purchaser, without recourse, all the right, title and interest of the Seller in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of such date.

         (b) The Purchaser or its assignee shall be entitled to receive all payments of principal and interest received or deemed to be received by the Seller on or with respect to the Mortgage Loans on or after the applicable Cut-off Dates, and all other recoveries of principal and interest collected on or after the applicable Cut-off Dates (other than in respect of interest that accrued on such Mortgage Loans during periods prior to the applicable Cut-off Dates). All payments of interest due before the applicable Cut-off Dates but collected after the applicable Cut-off Dates, and recoveries of principal and interest collected before the applicable Cut-off Dates (other than amounts representing interest that accrued on the Mortgage Loans during any period on or after the applicable Cut-off Dates), shall belong to, and be promptly remitted to, the Seller.

         (c) In connection with its conveyance of the Mortgage Loans pursuant to subsection (a) above, the Seller shall deliver to and deposit with, or cause to be delivered to and deposited with, the Purchaser or its designee, on or before the Closing Date, the Mortgage Files. In addition, the Seller shall bear all recording and/or filing costs related to the Mortgage Loans, and


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if any document or instrument indicated on Exhibit C as being required to be recorded or filed, as the case may be, is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Seller shall promptly prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be.

         If the Seller cannot deliver the original Mortgage or any intervening mortgage assignment with evidence of recording thereon concurrently with the execution and delivery of this Agreement solely because of a delay caused by the public recording office where such original Mortgage or mortgage assignment has been delivered for recordation, the Seller shall deliver to the Purchaser or its designee an Officer's Certificate, with a photocopy of such Mortgage or mortgage assignment, as the case may be, attached thereto, stating that such original Mortgage or mortgage assignment has been delivered to the appropriate public recording official for recordation. The Seller shall promptly deliver to the Purchaser or its designee such original Mortgage or intervening mortgage assignment with evidence of recording indicated thereon upon receipt thereof from the public recording official. If the Purchaser within six months from the Closing Date shall not have received such original Mortgage or intervening mortgage assignment from the public recording official, it shall obtain, and deliver to the Trustee within eight months from the Closing Date, a copy of such original Mortgage or mortgage assignment certified by such public recording official to be a true and complete copy of such original Mortgage or mortgage assignment as recorded by such public recording office.

         (d) All documents and records relating to the Mortgage Loans that are held by or on behalf of the Seller, but not specified on Exhibit C as required to be a part of a Mortgage File, shall be delivered to the Purchaser or its designee on or before the Closing Date.

         (e) In connection with its conveyance of the Mortgage Loans pursuant to subsection (a) above, the Seller shall deliver to the Purchaser or its designee in respect of the Mortgage Loans, on or before the Closing Date, all amounts, if any, received on each Mortgage Loan on or after the applicable Cut-off Date (other than amounts representing interest that accrued during any period prior to the applicable Cut-off Date) and held by or on behalf of the Seller.

         (f) The Seller confirms to the Purchaser that it has caused its computer records relating to the Mortgage Loans to indicate by a code that the Mortgage Loans have been sold to the Purchaser and that the Seller will treat the transaction contemplated by such sale and assignment as a sale in accordance with generally accepted accounting principles and will reflect such sale on its primary accounting records.

         (g) The Purchaser or its assignees will cause the Indenture Trustee, for the benefit of the Bondholders, to review each Mortgage File within 45 days after the Closing Date to determine whether the documents described in items
(a)-(c), (e) and (f) on Exhibit C have been executed and received, and whether such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule and in so doing the Indenture Trustee may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any


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signature thereon. If within such 45-day period the Indenture Trustee finds any document constituting a part of a Mortgage File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule, the Purchaser or its assignees shall promptly notify the Seller of such findings and shall provide a copy of such notice to the Bond Insurer. The Seller shall have a period of 60 days from the date of such notice to correct or cure any such defect.

         If the Seller has been notified of a defect in a Mortgage File that materially and adversely affects the value of the related Mortgage Loan, and such defect remains uncured after such 60-day period, the Seller shall, (i) in the case of a defect consisting solely of the failure of the Seller to deliver the original Mortgage or any intervening mortgage assignment with evidence of recording thereon for reasons set forth in Section 3(c), on the first Remittance Date occurring after the expiration of eight months from the Closing Date, and
(ii) in the case of all other defects, on the Remittance Date occurring not later than 60 days after receipt of notice of such defect, as the case may be, either (I) repurchase the related Mortgage Loan (including any property acquired in respect thereof and any insurance policy or current or future insurance proceeds with respect thereto) from the holder of such Mortgage Loan at such time at a price equal to the Release Price, which shall be accomplished by deposit of monies by the Seller in the Bond Account on such Remittance Date, or
(II) substitute one or more Qualified Replacement Mortgage Loans for the related Mortgage Loan.

         Upon receipt by the Purchaser or its assignees of an Officer's Certificate of the Seller to the effect that the Release Price for a Defective Mortgage Loan (other than a Defective Mortgage Loan that is a Deleted Mortgage
Loan) has been deposited in the Bond Account, and upon confirmation by the Indenture Trustee that such Release Price has been received by it, the Purchaser shall cause the execution and delivery of such instrument of transfer or assignment presented to it by the Seller, in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such repurchased Defective Mortgage Loan (including any property acquired in respect thereof or insurance policy or current or future insurance proceeds with respect thereto).

         Payments received with respect to Qualified Replacement Mortgage Loans in the calendar month prior to the Remittance Date on which such substitution occurs will be retained by the Seller. No amounts will be remitted to Seller in respect of the payments received on such Deleted Mortgage Loan in the calendar month prior to the related Remittance Date representing amounts due or accrued thereon prior to such Remittance Date, but the Seller shall thereafter be entitled to retain all amounts received subsequent to such Remittance Date in respect of such Deleted Mortgage Loan. In the case of a Qualified Replacement Mortgage Loan, the Mortgage File relating thereto shall be delivered to the Purchaser or its designee and the amount, if any, by which the principal balance of the related Deleted Mortgage Loan as of the related Remittance Date exceeds the principal balance of the Qualified Replacement Mortgage Loan as of the first day of the calendar month in which such Remittance Date occurs shall be remitted by the Seller for deposit in the Bond Account on the Remittance Date on which the substitution occurs. Upon


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receipt by the Purchaser or its assignee of an Officer's Certificate certifying that the Qualified Replacement Mortgage Loan conforms to the requirements of this Agreement and (a) written notification of such deposit by the Indenture Trustee and (b) the new Mortgage File (containing all of the documents referred to in clauses (a), (c), (e) and (f) of Exhibit C), the Purchaser shall cause to be released to the Seller the Mortgage File related to the Deleted Mortgage Loan or property and shall cause the execution and delivery of such instrument of transfer or assignment presented to it by the Seller, without recourse, as shall be necessary to vest in the Seller all of the legal and beneficial ownership of such Deleted Mortgage Loan or property and the Purchaser and its assignees shall have no further responsibility with respect to said Mortgage File. It is understood and agreed that the obligation of the Seller to substitute a Qualified Replacement Mortgage Loan for or repurchase any Defective Mortgage Loan (or any property acquired in respect thereof or insurance policy or current or future insurance proceeds with respect thereto) shall constitute the sole remedy against it respecting such defect available to the Purchaser and its assignees.

         (h) The Seller shall, at any time upon the request of the Purchaser or its assignees, without limiting the obligations of the Seller under this Agreement, execute, acknowledge and deliver all such additional documents and instruments and all such further assurances and will do or cause to be done all such further acts and things as may be proper or reasonably necessary to carry out the intent of this Agreement.

         SECTION 4.        Representations, Warranties and Covenants of Seller.

         (a) The Seller hereby represents and warrants to and covenants with the Purchaser, as of the date hereof, and shall be deemed to have represented and warranted to and covenanted with the Purchaser, as of the Closing Date, that:

                  (i) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Seller has the power and authority to execute and deliver this Agreement and to perform its obligations in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action; this Agreement evidences the valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or the application of equitable principles in any proceeding, whether at law or in equity; and the consummation of the transactions contemplated hereby will not result in the breach of any terms or provisions of the articles of incorporation or bylaws of the Seller or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other material instrument to which the Seller or its property is


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         subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject;

                  (ii) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency, that are necessary in connection with the execution and delivery by the Seller of this Agreement, have been duly taken, given or obtained, as the case may be, are in full force and effect, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement on the part of the Seller;

                  (iii) There is no action, suit, proceeding or investigation pending or, to the best of the Seller's knowledge, threatened against the Seller that, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted, or in any material liability on the part of the Seller or that would draw into question the validity of this Agreement or the Mortgage Loans, or that would be likely to impair the ability of the Seller to perform under the terms of this Agreement;

                  (iv) The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Seller or its properties; and

                  (v) The transfer, assignment and conveyance of the Mortgage Loans by the Seller pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction and are not being transferred with the intent to hinder, delay or defraud any creditors.

         (b) The Seller hereby represents and warrants to the Purchaser as to each Mortgage Loan, as of the date specified below or, if no such date is specified, as of the Closing Date, that:

                  (i) The information with respect to each Mortgage Loan set forth in the Mortgage Loan Schedule is true and correct as of the applicable Cut-off Date;

                  (ii) All of the original or certified documentation set forth on Exhibit C (including all material documents related thereto), with respect to each Mortgage Loan


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         has been or will be delivered to the Purchaser or its designee on the
         Closing Date or as otherwise provided in Section 3;

                  (iii) The related Mortgaged Property is improved by a one- to four-family residential dwelling owned by the related mortgagor in fee simple, which may include condominiums, townhouses and manufactured housing or modular homes that are permanently affixed to the land and constitute real property under the laws of the state in which the Mortgaged Property is located but shall not include co-operatives or mobile homes;

                  (iv) As of the applicable Cut-off Date, no Mortgage Loan has a Loan-to-Value Ratio in excess of 109.20%;

                  (v) Each Mortgage Loan was originated by the Seller or an Affiliate of the Seller or an by an originator not affiliated with the Seller authorized to originate such Mortgage Loan and is being serviced by the Seller;

                  (vi) Each Mortgage Loan has a Mortgage Loan Rate that is adjustable at regular periodic intervals, based on the Index plus the related Gross Margin subject to any Minimum Rate, Maximum Rate and any periodic limitations on adjustment from time to time, all as set forth on the Mortgage Loan Schedule; each Mortgage Loan has a Minimum Rate of not less than 4.750% per annum and a Mortgage Loan Rate as of the applicable Cut-off Date of not less than 5.380% per annum;

                  (vii) Each Mortgage Note provides for a schedule of substantially level and equal Monthly Payments (subject to periodic adjustments relating to changes in the Mortgage Loan Rate) that are sufficient to amortize fully the principal balance of such Mortgage Note on or before its maturity date, except that, Mortgage Notes with respect to Mortgage Loans representing not more than 0.03% of the Initial Pool Balance, provide for level and equal Monthly Payments that are sufficient to amortize fully the principal balances of such Mortgage Notes over a period not exceeding 30 years, with "balloon" payments at stated maturity that are substantially in excess of the Monthly Payments;

                  (viii) Each Mortgage is a first priority, valid and subsisting lien of record on the Mortgaged Property, subject to the exceptions to title set forth in the title insurance policy with respect to the related Mortgage Loan, which exceptions are generally acceptable to home equity mortgage lending institutions, and such other exceptions to which similar properties are commonly subject and that do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage;

                  (ix) Immediately prior to the sale, transfer and assignment herein contemplated, the Seller held good and indefeasible title to, and was the sole owner of,


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         each Mortgage Loan conveyed by the Seller subject to no liens, charges, mortgages, encumbrances or rights of others, except with respect to liens that will be released simultaneously with such transfer and assignment; and immediately upon the transfer and assignment herein contemplated, the Purchaser will hold good and indefeasible title to, and be the sole owner of, each Mortgage Loan subject to no liens, charges, mortgages, encumbrances or rights of others;

                  (x) The Mortgage Loan Rate will be adjustable on each related Adjustment Date and will equal the sum, rounded upward to the nearest three decimal places, of the Index plus the related Gross Margin, subject to any related Minimum Rates, Maximum Rates or any limitations or periodic adjustments, in each case as specified in the related Mortgage Loan Schedule. No Mortgage Loan is subject to negative amortization. The Mortgage Notes relating to not more than 49.67% of the Mortgage Loans, by Initial Pool Balance, provide for initial Adjustment Dates that are more than one year and less than seven years from the applicable Cut-off Date;

                  (xi) No mortgage document in the Mortgage File contains any provision permitting or requiring conversion of the Mortgage Loan to a fixed interest rate nor is the Mortgage Loan Rate conditioned upon mortgagor maintaining accounts with Seller;

                  (xii) As of the applicable Cut-off Date (a) no Mortgage Loan was 90 or more days contractually delinquent (except that with respect to one Mortgage Loan a payment received prior to the applicable Cut-off Date was not credited until after such Cut-off Date causing such Mortgage Loan to be recorded as being 90 or more days past due on the applicable Cut-off Date), not more than 0.48% of the Mortgage Loans (by Initial Pool Balance) were 60 or more days contractually delinquent and not more than 4.19% of the Mortgage Loans (by Initial Pool Balance) were 30 or more days contractually delinquent, (b) no Mortgage Loan has been 60 or more days contractually delinquent more than once during the 12-month period immediately preceding the applicable Cut-off Date and
         (c) no Mortgage Loan has been 90 or more days delinquent in the 12 months preceding the applicable Cut-off Date;

                  (xiii) As of the applicable Cut-off Date, there is no delinquent tax or assessment lien on any Mortgaged Property, and, to the best knowledge of the Seller, each Mortgaged Property is free of substantial damage and is in good repair and is not affected by hazardous or toxic wastes or substances;

                  (xiv) There is no offset, right of rescission, counterclaim or defense, including the defense of usury, with respect to any Mortgage Note or Mortgage, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                  (xv) As of the applicable Cut-off Date, there is no mechanic's lien or claim for work, labor or material affecting any Mortgaged Property that is or may be a lien prior to, or equal to or on a parity with, the lien of the related Mortgage except those that are insured against by any title insurance policy referred to in paragraph (xvii) below;

                  (xvi) To the best of the Seller's knowledge, each Mortgage Loan at the time it was made complied in all material respects with applicable local, state and federal laws and regulations, including, without limitation, the federal Truth-in-Lending Act and other consumer protection laws, real estate settlement procedure, usury, equal credit opportunity, disclosure and recording laws;

                  (xvii) With respect to each Mortgage Loan, a lender's title insurance policy (issued in standard form by a title insurance company authorized to transact business in the state where the related Mortgaged Property is located), in an amount at least equal to the original principal amount of such Mortgage Loan insuring the mortgagee's interest under the related Mortgage Loan as the holder of a valid first lien of record on the real property described in the related Mortgage (subject only to exceptions of the character referred to in paragraph (viii) above), was effective on the date of the origination of such Mortgage Loan, and, as of the Closing Date, such policy is in full force and effect and thereafter such policy shall continue in full force and effect and shall inure to the benefit of the Purchaser or its assignees upon consummation of the transactions contemplated by this Agreement;

                  (xviii) As of the applicable Cut-off Date, the improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy (which may be a blanket policy) with a generally acceptable carrier that provides for fire and extended coverage representing coverage not less than the least of (a) the outstanding principal balance of the related Mortgage Loan, (b) the minimum amount required to compensate for damage or loss on a replacement cost basis or (c) the full insurable value of the Mortgaged Property;

                  (xix) If any Mortgaged Property is in an area identified in the Federal Register by FEMA as having special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Federal Insurance Administration, if obtainable with respect to such Mortgaged Property, is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage not less than the least of (A) the outstanding principal balance of the related Mortgage Loan, (B) the minimum amount required to compensate for damage or loss on a replacement cost basis or (C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973;

                  (xx) Each Mortgage and Mortgage Note is the legal, valid and binding obligation of the maker thereof and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), and all parties to each Mortgage Loan had full legal capacity to execute all documents relating to such Mortgage Loan and convey the estate therein purported to be conveyed; with respect to each Mortgage Loan, only one original Mortgage Note exists;

                  (xxi) The Seller has caused and will cause to be performed any and all acts required to be performed to preserve the rights and remedies of the Purchaser in any insurance policies applicable to each Mortgage Loan, including any necessary notifications of insurers, assignments of policies or interests therein, and establishment of co-insured, joint loss payee and mortgagee rights in favor of the Purchaser;

                  (xxii) As of the applicable Cut-off Dates, no more than 0.31% of the Initial Pool Balance is secured by Mortgaged Properties located within any single zip code area;

                  (xxiii) Each original Mortgage has been recorded or is in the process of being recorded, and all subsequent assignments of the original Mortgage (other than the assignment from the Seller to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is required to perfect the lien thereof for the benefit of the Purchaser and it assignees (or, subject to Section 3, are in the process of being recorded);

                  (xxiv) The terms of each Mortgage Note and each Mortgage have not been impaired, altered or modified in any respect, except by a written instrument that has been recorded, if necessary, to protect the interests of the Purchaser and its assignees and that has been delivered to the Purchaser or its designee. The substance of any such alteration or modification is reflected on the Mortgage Loan Schedule and has been approved by the primary mortgage guaranty insurer, if any;

                  (xxv) The proceeds of each Mortgage Loan have been fully disbursed, and there is no obligation on the part of the mortgagee to make future advances thereunder. Any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing or recording such Mortgage Loans were paid;

                  (xxvi) No Mortgage Note is or has been secured by any collateral, pledged account or other security other than the lien of the corresponding Mortgage;

                  (xxvii)  No Mortgage Loan was originated under a buydown plan;

                  (xxviii) No Mortgage Loan has a shared appreciation feature or other contingent interest feature;

                  (xxix) Each Mortgaged Property consists of one or more contiguous parcels of real property with a residential dwelling erected thereon;

                  (xxx) Each Mortgage Loan contains a provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

                  (xxxi) Any advances made to the mortgagor after the date of origination of a Mortgage Loan but prior to the applicable Cut-off Date have been consolidated with the outstanding principal amount secured by the related Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule. The consolidated principal amount as of the applicable Cut-off Date does not exceed the original principal amount of the related Mortgage Loan and is reflected as the current principal amount of such Mortgage Loan on the Mortgage Loan Schedule;

                  (xxxii) To the best knowledge of the Seller, there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, nor is such a proceeding currently occurring and no proceedings are pending, or to the best of the Seller's knowledge, threatened, wherein the related Mortgagor or any governmental agency has alleged that any Mortgage Loan is illegal or unenforceable;

                  (xxxiii) To the best knowledge of the Seller, all of the improvements that were included for the purposes of determining the Appraised Value of any Mortgaged Property lie wholly within the boundaries and building restriction lines of such Mortgaged Property, and no improvements on adjoining properties encroach upon such Mortgaged Property except those that are identified in the related title insurance policy and affirmatively insured;

                  (xxxiv) To the best knowledge of the Seller, no improvement located on or being part of any Mortgaged Property is in violation of any applicable zoning law or regulation, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of each Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and such Mortgaged Property is lawfully occupied under applicable law;

                  (xxxv) With respect to each Mortgage that is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Purchaser or its assignees to any trustee under any deed of trust, except in connection with a trustee's sale after default by the related mortgagor;

                  (xxxvi) Each Mortgage contains customary and enforceable provisions that render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security, including by trustee's sale and by judicial foreclosure and there is no homestead or other exemption available to the related mortgagor that would materially interfere with the right to sell the related Mortgaged Property at a trustee's sale or the right to foreclose upon the related Mortgaged Property;

                  (xxxvii) There is no default, breach, violation or event of acceleration existing under any Mortgage or the related Mortgage Note and no event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and the Seller has not waived any default, breach, violation or event of acceleration;

                  (xxxviii) No instrument of release or waiver has been executed in connection with any Mortgage Loan, and no Mortgagor and no Mortgaged Property has been released, in whole or in part, except in connection with an assumption agreement that has been approved by the primary mortgage guaranty insurer, if any, and that has been delivered to the Purchaser or its designee and no Mortgage has been satisfied, canceled, subordinated or rescinded, in whole or part;

                  (xxxix) At least 95.09% of the Mortgage Loans (by Initial Pool Balance) are secured by Mortgaged Properties that are occupied by the related mortgagors;

                  (xl) There are no defaults (other than delinquencies) in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents that previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item that remains unpaid; the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage, other than interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is greater, to the date that precedes by one month the due date of the first installment of principal and interest;

                  (xli) To the best of the Seller's knowledge, all parties that have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise during the period in which they held and disposed of such interest, were and either are now or, in the case of subclause (1) of this clause (xli), will be within 30 days of the Closing Date, (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) (A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state so as to require qualification or licensing;

                  (xlii) No Mortgage Loan was selected by the Seller for conveyance to the Purchaser on any basis intended to adversely affect the Purchaser or its assignees;

                  (xliii) A full appraisal of each Mortgaged Property was performed in connection with the origination of the related Mortgage Loan, and such appraisal is the appraisal referred to in determining the Appraised Value of such Mortgaged Property;

                  (xliv) The Seller has not required the mortgagor to sign a letter in connection with the origination of any Mortgage Loan in which such mortgagor indicates its inability to repay such Mortgage Loan in accordance with the terms of the related Mortgage Note;

                  (xlv) Each Mortgage Loan was underwritten or re-underwritten as though such Mortgage Loan would initially have borne interest at a rate equal to the lesser of (a) the Index plus the related Gross Margin as of the date such underwriting or re-underwriting occurred and (b) for loans that have not reached their first Adjustment Date, the rate currently in effect plus 1.50%, in each case determined at the time such underwriting or reunderwriting was conducted;

                  (xlvi) As of the applicable Cut-off Date, no Mortgage Loan is secured by more than one Mortgaged Property;

                  (xlvii) With respect to each Mortgage Loan, all of the terms of the Mortgage pertaining to interest rate adjustments, payment adjustments and adjustments of the outstanding principal balance are enforceable; such adjustments will not affect the priority of the Mortgage lien and all of the adjustments have been properly calculated, recorded, reported and applied in accordance with the Mortgage and applicable law;

                  (xlviii) All insurance policies are the valid and binding obligation of the insurer and contain a standard mortgagee clause naming the originator, its successors and assigns, as mortgagee. Such insurance policies require prior notice to the insured of termination or cancellation and no such notice has been received, each Mortgage obligates the mortgagor thereunder to maintain all such insurance at the mortgagor's cost and expense, and upon the mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the mortgagor's cost and expense and to seek reimbursement therefor from the mortgagor;

                  (xlix) None of the Mortgage Loans is subject to a plan of bankruptcy and no mortgagor has sought protection or relief under any state or federal bankruptcy or insolvency law during the term of the related Mortgage;

                  (l) All Mortgage Loans (other than the Bulk Purchase Mortgage Loans) were underwritten or re-underwritten in accordance with the underwriting guidelines of the Seller; approximately 50% of the Bulk Purchase Mortgage Loans (by number of loans) have been re-underwritten in accordance with the underwriting guidelines of the Seller;

                  (li) Each Mortgage Loan has a Monthly Payment due during the first calendar month commencing after the applicable Cut-off Date for such Mortgage Loan;

                  (lii) As of the applicable Cut-off Date, no more than 0.03% of the Mortgage Loans by Initial Pool Balance is secured by a Mortgaged Property upon which is affixed manufactured housing or a modular home; and

                  (liii) Mortgage Loans representing not less than 37% of the Initial Pool Balance were assigned a credit grade of "A-" by the Seller at the time such Mortgage Loans were originated or acquired, as applicable, by the Seller; Mortgage Loans representing not less than 28% of the Initial Pool Balance were assigned a credit grade of "B" by the Seller at the time such Mortgage Loans were originated or acquired, as applicable, by the Seller; Mortgage Loans representing not less than 11% of the Initial Pool Balance were assigned a credit grade of "C" by the Seller at the time such Mortgage Loans were originated or acquired, as applicable, by the Seller; Mortgage Loans representing not more than 5% of the Initial Pool Balance were assigned a credit grade of "C-" by the Seller at the time such Mortgage Loans were originated or acquired, as applicable, by the Seller; and Mortgage Loans representing not more than 13% of the Initial Pool Balance were assigned a credit grade of "D" by the Seller at the time such Mortgage Loans were originated or acquired, as applicable, by the Seller. Each credit grade so assigned to any Mortgage Loan has been determined in accordance with the Seller's internal credit grading system and not pursuant to any other scale or objective standard.

         (c) The Seller shall represent and warrant as to the accuracy of the matters set forth in Section 6(e) hereof to the Purchaser or any subsequent holder of the Mortgage Loans.

         (d) The representations and warranties set forth in this Section 4 shall survive the sale and assignment of the Mortgage Loans to the Purchaser and any subsequent assignment of the Mortgage Loans by the Purchaser and its assignees. Upon discovery by the Seller, the Servicer or the Purchaser (or any assignee of the Purchaser) of a breach of any of the foregoing representations and warranties, without regard to any limitation set forth in such representation or warranty concerning the knowledge of the Seller as to the facts stated therein, which breach materially and adversely affects the value of the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties hereto and to the Bond Insurer.

         SECTION 5.        Reacquisitions and Substitutions.

         Within 60 days of its discovery or its receipt of notice of a breach (including, without limitation, breaches as to which Section 4(d) is applicable) of any representation or warranty set forth in Section 4, the Seller shall use all reasonable efforts to cure such breach in all material respects. Unless, prior to the expiration of such 60-day period, such breach has been cured in all material respects or otherwise does not exist or continue to exist, the Seller shall, not later than the Remittance Date in the month following the calendar month in which any such cure period expired, but in all events within 90 days of the earlier of its discovery or receipt of notice of breach (or at the election of the Seller, an earlier Collection Period), either (I) repurchase such Mortgage Loan (or, in the case of any representation and warranty stated above in terms of minimum or maximum aggregate percentage amounts, repurchase Mortgage Loans such that, after giving effect to such repurchase, the related representation and warranty would be complied with) (including any property acquired in respect thereof and any insurance policy or insurance proceeds with respect thereto) from the holder of such Mortgage Loan at such time in the same manner and subject to the same conditions as set forth in Section 3(g) or (II) remove such Mortgage Loan and substitute in its place a Qualified Replacement Mortgage Loan (or, in the case of any representation and warranty stated above in terms of minimum or maximum aggregate percentage amounts, remove such Mortgage Loans and substitute in their place Qualified Replacement Mortgage Loans such that, after giving effect to such substitution, the related representation and warranty would be complied with) in the same manner and subject to the same conditions as set forth in Section 3(g). Upon making any such repurchase or substitution, the Purchaser shall cause the execution and delivery of an instrument of assignment or transfer, without recourse, to the same extent as set forth in Section 3(g) with respect to the repurchase of or substitution for Defective Mortgage Loans under that Section. It is understood and agreed that the obligation of the Seller to repurchase or substitute any such Defective Mortgage Loan (or property acquired in respect thereof or insurance policy or current or future insurance proceeds with respect thereto) shall constitute the sole remedy against it respecting such breach of the foregoing representations or warranties available to the Purchaser and its assignees except as expressly provided in Section 10 with respect to a breach of the representation and warranty set forth in clause (xvi) of Section 4(b).

         SECTION 6. Closing. The Closing shall be held at the offices of Andrews & Kurth L.L.P., 601 South Figueroa, Suite 4200, Los Angeles, California at 10:00 a.m., California time, on the Closing Date.

         The Closing shall be subject to each of the following conditions:

         (a) All of the representations and warranties of the Seller set forth in Sections 4(a) and 4(b) of this Agreement shall be true and correct in all material respects as of the date or dates made.

         (b) All of the obligations of the Seller under Sections 3(c), 3(d) and 3(e) of this Agreement shall have been satisfied.

         (c) The Closing Documents, in such forms as are agreed upon and acceptable to the Purchaser, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof.

         (d) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with and the Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date.

         (e) The information purporting to describe the Seller and the characteristics of the Mortgage Loans, the related Mortgaged Properties and the mortgagors thereunder contained in the prospectus and prospectus supplement relating to the Bonds, shall be in such form as is agreed upon and acceptable to the Purchaser and the Seller.

         (f) The Seller shall have paid all fees and expenses payable by it to the Purchaser or otherwise pursuant to this Agreement.

         Both parties shall use their best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to acquire the Mortgage Loans on the Closing Date. Notwithstanding the foregoing, satisfaction by the Seller or the Purchaser of its respective obligations under the foregoing provisions of this Section 6 shall not be conditions precedent to the obligation of the Seller or the Purchaser, respectively, to close the transactions contemplated by this Agreement.

         SECTION 7. Closing Documents. The Closing Documents shall consist of the following:

         (a)      This Agreement duly executed by the Purchaser and the Seller;

         (b) A certificate of the Seller, executed by a duly authorized officer of the Seller and dated the Closing Date, to the effect that: (i) the representations and warranties of the Seller in this Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on the Closing Date and (ii) the Seller has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

         (c) An officer's certificate from an officer of the Seller, in his or her individual capacity, dated the Closing Date, and upon which the Purchaser may rely, to the effect that each individual who, as an officer or representative of the Seller, signed this Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures;

         (d) The resolutions of the board of directors of the Seller and any requisite shareholder consent authorizing the Seller to enter into the transactions contemplated by this Agreement, the articles of incorporation and bylaws of the Seller, and a certificate of good standing of the Seller issued by the Secretary of State of the State of California dated not earlier than thirty days prior to the Closing Date; and

         (e) Such further certificates and documents as the Purchaser may reasonably request.

         SECTION 8. Servicing. As of the applicable Cut-off Dates, the Mortgage Loans will be serviced by the Servicer pursuant to the terms of the Servicing Agreement.

         SECTION 9. Grant of a Security Interest. It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Seller to the Purchaser as provided in Section 3(a) hereof be, and be construed as, a complete and absolute transfer by the Seller to the Purchaser of all of the Seller's right, title and interest in and to the Mortgage Loans and not as a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. The Seller will treat such transfer as a sale of the Mortgage Loans on all relevant books and records and other applicable documents. However, if, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Seller, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller and (b) (i) this Agreement shall also be deemed to be a security agreement within the meaning of Article 9 of the California Uniform Commercial Code; (ii) the conveyance provided for in Section 3(a) hereof shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title and interest in and to the Mortgage Loans, and all amounts payable to the holder of the Mortgage Loans in accordance with the terms thereof, and all pro ceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all such amounts, other than investment earnings, from time to time held or invested pursuant to and in accordance with the provisions of the Servicing Agreement or the Indenture, as applicable, whether in the form of cash, instruments, securities or other property; (iii) the assignment of the Mortgage Loans to the Issuer by the Purchaser and the subsequent pledge of the Mortgage Loans by the Issuer to the Indenture Trustee as contemplated by the preamble hereto shall be deemed in each case to be an assignment of any security interest created hereunder; (iv) the possession by the Seller or the Issuer or any of their respective agents, including, without limitation, the Indenture Trustee or its agent, of the Mortgage Notes for the Mortgage Loans, and such other items of property relating to the Mortgage Loans as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the California Uniform Commercial Code; and (v) notifica tions to persons (other than the Indenture Trustee) holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the secured party for the purpose of perfecting such security interest under applicable law. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Indenture.

         SECTION 10.  Indemnification of the Purchaser.

         (a) The Seller shall indemnify the Purchaser and its assignees (including, without limitation, the Indenture Trustee) for any liability incurred thereby as a result of a breach of the representation and warranty set forth in clause (xvi) of Section 4(b). This indemnity obligation shall be in addition to any other obligation the Seller may have in connection with any such breach.

         (b) The Seller shall defend, indemnify and hold harmless the Purchaser and its assignees (including, without limitation, the Indenture Trustee) from and against any and all taxes, except for taxes on the net income of the Purchaser or such assignees, that may at any time be asserted against the Purchaser or its assignees with respect to the transactions contemplated herein with respect to the Mortgage Loans and reasonable costs and expenses in defending against the same.

         (c) The Seller shall defend, indemnify and hold harmless the Purchaser and its assignees (including, without limitation, the Indenture Trustee) from and against any and all reasonable costs, expenses, losses, damages, claims and liabilities to the extent that such reasonable cost, expense, loss, damage, claim or liability resulted by reason of reckless disregard of the Seller's obligations and duties under this Agreement.

         SECTION 11. No Petition. The Seller, by entering into this Agreement, hereby covenants and agrees that it will not at any time institute against the Purchaser or any of its assignees, or join in any institution against the Purchaser of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to this Agreement.

         SECTION 12. Other Liens or Interests. Except for the conveyances hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any interest therein, and the Seller shall defend the right, title, and interest of the Purchaser and its assignees in, to and under the Mortgage Loans against all claims of third parties claiming through or under such Seller; provided, however, that such Seller's obligations under this Section 12 shall terminate upon the termination of the Trust pursuant to the Trust Agreement.

         SECTION 13. Assignment of Purchaser's Rights. The Seller acknowledges that the Purchaser will, pursuant to the Mortgage Loan Contribution Agreement, convey the Mortgage Loans to the Issuer and assign its rights (but none of its obligations) under this Agreement to the Issuer and the Issuer will pledge the Mortgage Loans and its rights under this Agreement to the Indenture Trustee for the benefit of the Bondholders. The representations, warranties, covenants and indemnities of the Seller contained in this Agreement and the rights of the Purchaser under this Agreement, including under Section 5, are intended to benefit such Issuer, the Indenture Trustee and the Bondholders. The Seller also acknowledges that the Issuer or the Indenture Trustee on behalf of the Bondholders as assignee of the Purchaser's rights hereunder may directly enforce, without making any prior demand on the Purchaser, all the rights of the Purchaser hereunder including the rights under Section 5. The Seller hereby consents to such sale and assignment and acknowledges that it shall have no recourse hereunder against any Person other than to the Purchaser.

         SECTION 14. Notices. All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid and received by the addressee, (c) sent by express courier delivery service and received by the addressee or (d) transmitted by telex or facsimile transmission (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing delivered by any of the means described in
(a), (b) or (c), if to the Purchaser, addressed to the Purchaser in care of the Servicer at 3731 Wilshire Boulevard, 10th Floor, Los Angeles, California 90010,
Attention: Barbara Polsky, telecopy: (213) 383-4580 (or to such other address as may hereafter be furnished to the Seller in writing by the Purchaser) and, if to the Seller, addressed to the Seller in care of the Servicer at 3731 Wilshire Boulevard, 10th Floor, Los Angeles, California 90010, Attention: Barbara Polsky, telecopy: (213) 383-4580 (or to such other address as may hereafter be furnished to the Purchaser in writing by the Seller).

         SECTION 15. Representations, Warranties, Indemnities and Agreements to Survive Delivery. All representations, warranties, indemnities and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans by the Seller to the Purchaser.

         SECTION 16. Waivers. No failure or delay on the part of the Purchaser or its assignees in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

         SECTION 17. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

         SECTION 18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but which together shall constitute one and the same agreement.

         SECTION 19. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO
SHALL BE GOVERNED IN ACCORDANCE WITH THE INTERNAL LAWS AND
DECISIONS OF THE STATE OF CALIFORNIA.

         SECTION 20. Further Assurances. The Seller and the Purchaser shall execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

         SECTION 21. Successors and Assigns. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except as provided in Section 22. The Purchaser shall assign all of its right, title and interest under this Agreement to the Issuer, and the Issuer shall assign all such right, title and interest to the Indenture Trustee for the benefit of the Bondholders, to which the Seller hereby expressly consents. The Seller agrees to perform its obligations hereunder for the benefit of the Trust and that the Indenture Trustee may enforce the provisions of this Agreement, exercise the rights of the Purchaser and enforce the obligations of the Seller hereunder without the consent of the Purchaser.

         SECTION 22. Merger, Consolidation, etc. The Seller may be merged or consolidated with or into any person or entity, or transfer all or substantially all of its assets to any person or entity; provided that the person or entity resulting from any merger or consolidation to which the Seller shall be a party, or the person or entity which is the Purchaser of all or substantially all of the assets of the Seller, shall be the successor to the Seller hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto.

         SECTION 23. Amendments. This Agreement may be amended from time to time by the parties hereto with the consent of the Bond Insurer, to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to add any other provision with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement or the Trust Agreement, the Indenture and the Servicing Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel to the Purchaser delivered to the Indenture Trustee and the Bond Insurer, adversely affect in any material respect the interests of any assignee of the Mortgage Loans or any third party beneficiary of this Agreement.

         SECTION 24. Third Party Beneficiaries. The parties hereby expressly agree that each of the Owner Trustee, for the benefit of the Issuer and the Certificateholders, the Indenture Trustee, for the benefit of the Bondholders, and the Bond Insurer shall be third party beneficiaries with respect to this Agreement, provided, however, that no third party other than the Owner Trustee, the Indenture Trustee or the Bond Insurer shall be deemed a third party beneficiary of this Agreement.

                                    * * * * *

                               [SIGNATURES FOLLOW]

         IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

                          AAMES CAPITAL CORPORATION


                          By:  /s/ Gregory J. Witherspoon
                               --------------------------------------------
                                 Name:  Gregory J. Witherspoon
                                 Title:  Executive Vice President - Finance



                          AAMES CAPITAL ACCEPTANCE CORPORATION


                          By:  /s/ Gregory J. Witherspoon
                               --------------------------------------------
                                 Name:  Gregory J. Witherspoon
                                 Title:  Executive Vice President - Finance

                                    Exhibit A

                             Mortgage Loan Schedule




                 [on file with the Transferor and the Servicer]






                                    Exh. A-1

                                    Exhibit B

                        Consideration for Mortgage Loans

              $327,091,895 in cash and a certificate evidencing a 99% equity interest in the Issuer, which together equals the fair market value of the Mortgage Loans as of the Closing Date.


                                    Exh. B-1

                                    Exhibit C

                            Contents of Mortgage File

      In connection with its conveyance of its interests in the Mortgage Loans pursuant to the Agreement, the Seller shall deliver to and deposit with, or cause to be delivered to and deposited with, the Purchaser or its designee, on or before the Closing Date, for each Mortgage Loan, the Mortgage File containing the following items:

                  (a) the original Mortgage Note, with all intervening endorsements sufficient to show a complete chain of endorsement to the Seller, endorsed (which endorsement may be by manual or facsimile signature) by the Seller without recourse to the order of the Seller in the following form: "Pay to the order of [Purchaser or its designee], without recourse" [or a lost note affidavit in a form approved by the Bond Insurer];

                  (b) the original Mortgage with evidence of recording indicated thereon;

                  (c) the original executed assignment of the Mortgage in recordable form;

                  (d) originals of all assumption, modification and substitution agreements in those instances where the terms or provisions of a Mortgage or Mortgage Note have been modified or such Mortgage or Mortgage Note has been assumed;

                  (e) originals of all intervening mortgage assignments with evidence or recording indicated thereon sufficient to show a complete chain of assignment from the originator of the Mortgage Loan to the Seller; and

                  (f) original lender's title insurance policy issued on the date of the origination of such Mortgage Loan.


                                    Exh. C-1

                        AAMES CAPITAL OWNER TRUST 1997-1
                ADJUSTABLE RATE ASSET-BACKED BONDS, SERIES 1997-1

               Cross Receipt Between Aames Capital Corporation and
     Aames Capital Acceptance Corp. Acknowledging Receipt of Mortgage Notes

      Reference is made to the Initial Mortgage Loan Conveyance Agreement, between Aames Capital Corporation (the "Seller") and Aames Capital Acceptance Corp. (the "Purchaser"), dated as of March 1, 1997 (the "Initial Mortgage Loan Conveyance Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Initial Mortgage Loan Conveyance Agreement.

         The Purchaser hereby acknowledges receipt from the Seller of the Mortgage Notes relating to the Mortgage Loans identified on the Mortgage Loan Schedule annexed as Exhibit A to the Initial Mortgage Loan Conveyance Agreement. The Mortgage Loans have an Initial Pool Balance of $335,635,754.48.

                        AAMES CAPITAL ACCEPTANCE CORP.

                        By:
                           -------------------------------
                           Name:  Gregory J. Witherspoon
                           Title:  Executive Vice President - Finance


         The Seller hereby acknowledges receipt of consideration for the Mortgage Loans in the amount specified on Exhibit B to the Initial Mortgage Loan Conveyance Agreement.

                        AAMES CAPITAL CORPORATION

                        By:
                           -------------------------------
                           Name:  Gregory J. Witherspoon
                           Title:  Executive Vice President - Finance




Dated:  March 26, 1997